Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	May 2, 2011
Executive Vice President
And Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581
KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
     LOS ANGELES, May 2, 2011 — Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2011 with net income available to common stockholders of $1.0 million, or $0.01 per share, compared to $4.9 million, or $0.11 per share, in the first quarter of 2010. Revenues in the first quarter totaled $88.1 million, up from $66.8 million in the prior year’s first quarter. Funds from operations (FFO) for the period totaled $30.1 million, or $0.55 per share, compared to $25.8 million, or $0.57 per share, in the year-earlier period.
     In the first quarter of 2011 the company incurred approximately $0.03 per share of litigation related expenses and approximately $0.01 per share of acquisition related expenses, and received a payment of approximately $0.01 per share related to a previously disclosed tenant default issue. All per share amounts in this report are presented on a diluted basis.
     As previously reported, in January KRC completed its third acquisition in the South Financial District of San Francisco, purchasing 250 Brannan Street for approximately $33.0 million. The 91,000 square-foot office building, currently 77% leased to two tenants, increased the company’s stabilized portfolio at March 31, 2011 to approximately 14.1 million square feet.
     In April, the company closed on the previously announced $100.1 million acquisition of the Plaza at Yarrow Bay, a four building, 280,000 square foot, 87% occupied office project in Kirkland, Washington. The company assumed approximately $30 million of secured debt as part of the acquisition. In addition, the company is in various stages of negotiations on six additional office acquisitions, which have a total estimated purchase price of approximately $330 million. These acquisitions are projected to close in the second to third quarter of 2011, subject to customary closing conditions.
     KRC signed new and renewing leases during the first quarter on approximately 350,000 square feet of office and industrial space, boosting occupancy in the company’s stabilized portfolio at the end of the quarter to 90.8%, up from 89.1% at year-end 2010.
     In April, KRC completed a public offering of 6,037,500 shares of its common stock at a price of $38.25 per share, generating net proceeds of approximately $221.2 million. The company used the net proceeds to pay down its revolving credit facility and fund its ongoing acquisition program.
     “With commercial real estate showing more signs of stability, we’re evaluating value-added opportunities in addition to core properties,” said John B. Kilroy, Jr., KRC’s president and chief executive officer. “Our pending and closed acquisitions are well-located, quality assets that provide economic upside at purchase prices below replacement cost.”
     KRC management will discuss updated earnings guidance for fiscal 2011 during the company’s May 3, 2011 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0878, reservation # 11433812. A replay of the conference call will be available via phone through May 10, 2011 at (888) 286-8010, reservation # 97321664, or via the Internet at the company’s website.

     Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
     Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in office and industrial submarkets along the West Coast. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At March 31, 2011, the company owned 10.5 million rentable square feet of commercial office space and 3.6 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.
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KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010
Revenues	$88,125	$66,819

Net income available to common stockholders	$1,034	$4,886

Weighted average common shares outstanding — basic	52,302	43,012
Weighted average common shares outstanding — diluted	52,573	43,015

Net income available to common stockholders per share — basic	$0.01	$0.11
Net income available to common stockholders per share — diluted	$0.01	$0.11

Funds From Operations (1),(2)	$30,127	$25,806

Weighted average common shares/units outstanding — basic (3)	54,902	45,554
Weighted average common shares/units outstanding — diluted (3)	55,173	45,557

Funds From Operations per common share/unit — basic (3)	$0.55	$0.57
Funds From Operations per common share/unit — diluted (3)	$0.55	$0.57

Common shares outstanding at end of period	52,419	43,093
Common partnership units outstanding at end of period	1,723	1,723

Total common shares and units outstanding at end of period	54,142	44,816

	March 31, 2011	March 31, 2010
Stabilized portfolio occupancy rates:
Office	89.0%	81.8%
Industrial	95.9%	85.3%

Weighted average total	90.8%	82.8%

Los Angeles and Ventura Counties	91.3%	88.7%
San Diego	87.8%	79.3%
Orange County	95.4%	82.1%
San Francisco	87.0%	—
Greater Seattle	100.0%	—

Weighted average total	90.8%	82.8%

Total square feet of stabilized properties owned at end of period:
Office	10,486	8,797
Industrial	3,605	3,655

Total	14,091	12,452

(1)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2011	December 31, 2010
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$498,963	$491,333
Buildings and improvements	2,470,989	2,435,173
Undeveloped land and construction in progress	296,245	290,365

Total real estate held for investment	3,266,197	3,216,871
Accumulated depreciation and amortization	(695,548)	(672,429)

Total real estate assets, net	2,570,649	2,544,442
Cash and cash equivalents	6,708	14,840
Restricted cash	1,899	1,461
Marketable securities	5,425	4,902
Current receivables, net	4,816	6,258
Deferred rent receivables, net	93,392	89,052
Deferred leasing costs and acquisition-related intangible assets, net	129,578	131,066
Deferred financing costs, net	15,742	16,447
Prepaid expenses and other assets, net	13,724	8,097

TOTAL ASSETS	$2,841,933	$2,816,565

LIABILITIES, NONCONTROLLING INTEREST AND EOUITY
LIABILITIES:
Secured debt, net	$446,539	313,009
Exchangeable senior notes, net	301,652	299,964
Unsecured senior notes, net	655,866	655,803
Unsecured line of credit	57,000	159,000
Accounts payable, accrued expenses and other liabilities	78,847	68,525
Accrued distributions	20,443	20,385
Deferred revenue and acquisition-related intangible liabilities, net	78,992	79,322
Rents received in advance and tenant security deposits	26,433	29,189

Total liabilities	1,665,772	1,625,197

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	524	523
Additional paid-in capital	1,214,463	1,211,498
Distributions in excess of earnings	(264,848)	(247,252)

Total stockholders’ equity	1,071,721	1,086,351

Noncontrolling Interest
Common units of the Operating Partnership	30,802	31,379

Total equity	1,102,523	1,117,730

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$2,841,933	$2,816,565

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010

REVENUES:
Rental income	$80,290	$60,656
Tenant reimbursements	6,422	5,718
Other property income	1,413	445

Total revenues	88,125	66,819

EXPENSES:
Property expenses	17,689	12,020
Real estate taxes	8,169	6,036
Provision for bad debts	26	26
Ground leases	339	(58)
General and administrative expenses	6,560	7,095
Acquisition-related expenses	472	313
Depreciation and amortization	29,311	20,938

Total expenses	62,566	46,370

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	184	384
Interest expense	(20,876)	(11,956)

Total other (expenses) income	(20,692)	(11,572)

NET INCOME	4,867	8,877
Net income attributable to noncontrolling common units of the Operating Partnership	(34)	(192)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	4,833	8,685

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)
Preferred dividends	(2,402)	(2,402)

Total preferred distributions and dividends	(3,799)	(3,799)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,034	$4,886

Weighted average common shares outstanding — basic	52,302	43,012
Weighted average common shares outstanding — diluted	52,573	43,015
Net income available to common stockholders per share — basic	$0.01	$0.11

Net income available to common stockholders per share — diluted	$0.01	$0.11

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
Net income available to common stockholders	$1,034	$4,886
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	34	192
Depreciation and amortization of real estate assets	29,059	20,728

Funds From Operations (1)	$30,127	$25,806

Weighted average common shares/units outstanding — basic	54,902	45,554
Weighted average common shares/units outstanding — diluted	55,173	45,557

Funds From Operations per common share/unit — basic (2)	$0.55	$0.57

Funds From Operations per common share/unit — diluted (2)	$0.55	$0.57

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.